Exhibit 10.8

Execution Version

Dated November 7, 2024

Equity Pledge Agreement

between

Li-Cycle Americas Corp.,

as Pledgor

and

CITIBANK, N.A.,

acting through its Agency and Trust Division,

as Collateral Agent

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

(i)

Schedule 1	-	Pledged Equity Interests; Filing Offices

Schedule 2	-	Organization and Chief Executive Office of Pledgor

(ii)

EQUITY PLEDGE AGREEMENT (this “Agreement”), dated as of November 7, 2024 is made between LI-CYCLE AMERICAS CORP., a corporation under the laws of the Province of Ontario, Canada (the “Pledgor”), and CITIBANK, N.A., a national banking association, acting through its Agency and Trust Division, in its capacity as Collateral Agent (together with its successors in its capacity as the Collateral Agent, the “Collateral Agent”), for the benefit of and as agent of the Secured Parties.

PRELIMINARY STATEMENTS

(A)

Pursuant to the Note Purchase Agreement (as that and other capitalized terms used herein without definition are defined pursuant to Section 1.01 (Definitions) below), FFB agreed to purchase the Note issued by Li-Cycle U.S. Inc., (the “Borrower”), and to make extensions of credit to the Borrower from time to time upon the terms and subject to the conditions set forth in the Note and the other Financing Documents.

(B)	Subject to the terms of the Loan Agreement, in connection with arranging financing for the Borrower from FFB, DOE has agreed to issue and deliver to FFB the Principal Instruments.

(C)

Pursuant to the terms of the Program Financing Agreement, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Note or the related Note Purchase Agreement.

(D)

Pursuant to the Accounts Agreement, the Collateral Agent has been appointed by or on behalf of the Secured Parties to act on behalf, and for the benefit, of the Secured Parties with respect to the Collateral, subject to the terms and conditions of the Accounts Agreement and the Security Documents.

(E)

It is a condition precedent to the obligation of DOE under the Loan Agreement to issue the Principal Instruments to FFB that the Pledgor and the Collateral Agent shall execute and deliver this Agreement to secure the Borrower’s obligations under the Financing Documents.

(F)	The Pledgor owns all of the corporate stock of the Borrower and acknowledges that it will derive substantial benefit from the Advances to the Borrower by FFB.

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms used in herein but not otherwise defined herein shall have the respective meanings given to such terms in Annex 1 to the Loan Arrangement and Reimbursement Agreement, dated as of the date hereof, among the Borrower, the Subsidiary Guarantors party thereto and the U.S. Department of Energy (the “Loan Agreement”).

Section 1.02 Rules of Interpretation. Except as otherwise expressly provided herein, the rules of construction set forth in Section 1.02 (Other Rules of Construction) of the Loan Agreement shall apply to this Agreement.

ARTICLE II

PLEDGE

Section 2.01 Grant. The Pledgor, as collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, or any voluntary or mandatory prepayment date or otherwise) and performance of any and all of the Note Obligations, hereby assigns, pledges and grants to the Collateral Agent, acting for the Secured Parties, a security interest in all of its respective right, title and interest in and to the following property, whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a) its Equity Interests in the Borrower and any security certificates or other documents, instruments or certificates representing its Equity Interests in the Borrower and all dividends, distributions, cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for all or any part of its Equity Interests in the Borrower and all proceeds thereof (the “Pledged Equity Interests”);

(b) any Indebtedness and any other amounts owed to the Pledgor by the Borrower from time to time, including any instruments (as such term is defined in the UCC) or payment intangibles (as such term is defined in the UCC) evidencing or relating to such Indebtedness or other amounts;

(c) all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) or (b) above, including all economic and governance rights, such as the rights to share in the profits and losses and receive distributions, vote, consent to action and otherwise participate in the management of the applicable Person, in each case under the Borrower Organizational Documents;

(d) all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, “proceeds” as defined in Section 9-102(a)(64) of the UCC, including whatever is received upon any sale, exchange, collection or other disposition of any of the Pledged Equity Interests, and any property into which any of the Pledged Equity Interests are converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Pledged Equity Interests; and

(e) all certificates, books, records or other writings (in whatever form or media, including computerized records, software and disks) representing or evidencing any of the foregoing.

Section 2.02 Perfection. The Pledgor shall file, or shall cause to be filed, such financing statements and continuation statements in such offices as specified in Schedule 1 (Pledged Equity Interests; Filing Offices) and in those other offices that, from time to time, become necessary or as DOE may reasonably determine to be appropriate to create, perfect and establish the priority of liens granted by this Agreement in any and all of the Pledged Collateral (solely to the extent that such liens can be perfected by such filings under the UCC), or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement. The Pledgor shall deliver to the Collateral Agent no later than five Business Days prior to the First Advance Date all certificates or instruments evidencing the Pledged Collateral (including those described on Schedule 1 (Pledged Equity Interests; Filing Offices) hereto), which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment, where applicable, in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent and DOE.

Section 2.03 Delivery of Additional Pledged Collateral. The Pledgor agrees that it will, upon obtaining any additional Pledged Collateral, including, without limitation, any additional Equity Interest in the Borrower issued in respect of any new equity investment or other consideration of any kind from the Pledgor, or any additional or substitute certificates or any other Equity Interests, whether as an addition to, in substitution for or exchange for any Pledged Collateral, hold such Pledged Collateral in trust for the Collateral Agent, segregate such Pledged Collateral from other property or funds of the Pledgor, and promptly (and in any event, within five Business Days) deliver to the Collateral Agent the certificates or instruments evidencing such additional Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment, where applicable, in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent and DOE.

Section 2.04 Subrogation; Subordination. Pledgor agrees that (a) it will not exercise any rights against any Borrower Entity which Pledgor may acquire by way of rights of subrogation under any Financing Document to which it is a party prior to the irrevocable and indefeasible discharge in full of all Note Obligations, and (b) notwithstanding anything in this Agreement or any other Financing Document to the contrary, all of its rights to indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Note Obligations. No failure on the part of any Obligor to make the payments required under the Financing Documents shall in any respect limit the obligations and liabilities of the Pledgor with respect to its obligations hereunder. The Pledgor shall not seek or be entitled to seek any contribution, indemnity or reimbursement from any Borrower Entity, in respect of any payment made under any Financing Document or otherwise, at any time on or prior to the discharge of Note Obligations. Any amount paid to the Pledgor on account of any such subrogation rights prior to the discharge of Note Obligations shall be held in trust for the benefit of the Secured Parties and shall promptly be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by Pledgor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied pursuant to the Financing Documents. In furtherance of the foregoing, at all times prior to the discharge of Note Obligations, the Pledgor shall refrain from taking any action or commencing any proceeding against any Borrower Entity (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made by the Pledgor under this Agreement to any Secured Party. The Pledgor hereby agrees that all Indebtedness owed to it by any Borrower Entity shall be fully subordinated to the payment in full in cash of the Note Obligations; provided, that the Pledgor will be entitled to retain the proceeds of any payments made by the Borrower in compliance with Section 9.04 (Restricted Payments) of the Loan Agreement.

Section 2.05 Note Obligations. This Agreement secures, in accordance with the provisions hereof, and the Pledged Collateral is collateral security for, the payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of, the Note Obligations. The Pledged Collateral shall be held by the Collateral Agent for the benefit of the Secured Parties pursuant to the terms hereof and subject to the Accounts Agreement, and shall be administered by the Collateral Agent in the manner contemplated hereby and thereby.

Section 2.06 Termination; Release of Pledged Collateral. This Agreement shall create continuing security interests in the Pledged Collateral and shall remain in full force and effect for the benefit of the Secured Parties until the Release Date. Upon the happening of the Release Date, the security interests granted hereby shall terminate and the Collateral Agent shall promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever (other than the absence of any continuing Lien arising by, through or under the Collateral Agent), any remaining Pledged Collateral and moneys received in respect of the Pledged Collateral, to or to the order of the Pledgor. The Collateral Agent shall promptly execute and deliver to the Pledgor, at the Pledgor’s expense, such documentation as the Pledgor shall reasonably request and prepare and otherwise acceptable to the Collateral Agent, without representation, recourse or warranty, to evidence such termination or expiration and release the Liens created under this Agreement, including termination statement(s) for any financing statement on file with respect to the Pledged Collateral and any deliverables required to be provided to the Collateral Agent pursuant to the Financing Documents. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated and relate back to such time as though this Agreement had always been in effect, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party in respect of the Note Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Person or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Borrower or any other Person or any substantial part of their properties, or otherwise, all as though such payments had not been made.

ARTICLE III

REPRESENTATION AND WARRANTIES

The Pledgor hereby represents and warrants as of (i) the date hereof, (ii) each Advance Date and (iii) the Project Completion Date, as follows:

Section 3.01 Pledged Equity Interests. The Pledged Equity Interests pledged hereunder by the Pledgor on the Effective Date are listed on Schedule 1 (Pledged Equity Interests; Filing Offices) and constitute 100% percent of the issued and outstanding corporate stock of the Borrower as of the Effective Date.

Section 3.02 No Outstanding Warrants Options, Etc. There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity Interest.

Section 3.03 Perfection. The pledge of the Pledged Collateral pursuant to this Agreement, the delivery of the Pledged Collateral to the Collateral Agent, the retention of the Pledged Collateral by the Collateral Agent, and the completion of the filings and delivery of certificates and instruments in accordance with Section 2.02 (Perfection) shall create a continuing, legal, valid and perfected security interest in the Pledged Collateral in favor of the Collateral Agent for the benefit of the Secured Parties prior to all other Liens on any of the Pledged Collateral to secure the payment of the Note Obligations.

Section 3.04 Organization, Etc. (a) The Pledgor is a corporation duly formed, validly existing, and in good standing under the laws of the Province of Ontario, Canada, and it has all requisite power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in.

(b) Schedule 2 (Organization and Chief Executive Office of Pledgor) correctly sets forth as of the Effective Date the Pledgor’s full and correct legal name, type of organization, jurisdiction of organization, organizational number, if any, and the location of the Pledgor’s chief executive office or principal place of business.

(c) The Pledged Equity Interests are “certificated securities” as defined in Section 8-102(a)(4) of the Delaware Uniform Commercial Code.

(d) Except as set forth on Schedule 2 (Organization and Chief Executive Office of Pledgor), the Pledgor has not previously (i) changed its location (as defined in Section 9-307 of the UCC); (ii) changed its name except as set forth on Schedule 2 (Organization and Chief Executive Office of Pledgor), (iii) changed its type of organization in any way and has not changed its jurisdiction of organization within the past four months or (iv) become a “new debtor” (as defined in the UCC) with respect to a currently effective security agreement entered into by another Person.

Section 3.05 Legal Owner. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, rights or claims of all other Persons and options (including, without limitation any distribution or voting restriction), other than any non-consensual Liens contemplated in clause (b) of the definition of Permitted Liens and any Lien contemplated in clauses (m) and (n) of the definition of Permitted Liens.

Section 3.06 Power to Pledge. The Pledgor has the full power and authority to pledge all of the Pledged Collateral pursuant to this Agreement and to execute and deliver this Agreement and perform its obligations hereunder.

Section 3.07 Enforceability. The execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary action of the Pledgor, and this Agreement is the legal, valid, and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and general principles of equity.

Section 3.08 No Governmental Approvals. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body (other than that which has been made or obtained or shall be made pursuant to Section 2.02 (Perfection)) is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance by the Pledgor of this Agreement and the transactions contemplated hereby or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

Section 3.09 No Conflicts. The execution, delivery, and performance by the Pledgor of this Agreement and the transactions contemplated hereby do not and will not (1) contravene the Pledgor’s Organizational Documents; (2) violate any Applicable Law; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Pledgor or the Borrower is a party or by which it or its properties may be bound or affected; (4) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Pledgor or the Borrower other than the Lien created by this Agreement; or (5) cause the Pledgor or the Borrower to be in default under any such indenture, agreement, lease, or instrument in any material respect or to violate any Applicable Law.

Section 3.10 No Proceedings. There is no pending or, to the Knowledge of the Pledgor, threatened action or proceeding at law or in equity against or affecting the Pledgor before any court, arbitrator or any other Governmental Authority which may, individually or in the aggregate, adversely affect the ability of the Pledgor to perform its obligations under this Agreement.

Section 3.11 Borrower Organizational Documents. Each of the Certificate of Incorporation, dated as of October 31, 2021, pursuant to which the Borrower organized as a corporation, as amended by the Certificate of Amendment of Certificate of Incorporation, pursuant to which the Borrower changed its name from Li-Cycle Holdings U.S. Inc. to Li-Cycle U.S. Inc., dated as of March 3, 2023, and the by-laws of the Borrower dated October 31, 2021 (collectively, the “Borrower Organizational Documents”) is in full force and effect in accordance with its terms. Except as otherwise disclosed to the Collateral Agent and DOE, the Borrower Organizational Documents contain the entire agreement between the parties thereto with respect to the subject matter thereof. The Pledgor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of the Borrower Organizational Documents that could adversely affect the rights of the Collateral Agent hereunder or the validity, perfection or priority of its Lien upon the Pledged Collateral.

Section 3.12 Investment Company Act. The Pledgor is not (a) subject to regulation under the Investment Company Act of 1940 or (b) a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Section 3.13 Solvency. Immediately after giving effect to this Agreement and the transactions contemplated hereby, (i) the aggregate fair value of the assets of the Pledgor, at a fair valuation, will exceed the aggregate debts and liabilities, direct, subordinated, contingent or otherwise, of the Pledgor, (ii) the Pledgor will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iii) the Pledgor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is proposed to be conducted following the Effective Date.

Section 3.14 Commercial Activity; Absence of Immunity. The Pledgor is subject to civil and commercial law with respect to its obligations under the Transaction Documents, and the making and performance of the Transaction Documents by the Borrower constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its properties enjoys any right of immunity from any judicial proceedings.

Section 3.15 ERISA.

(a) The Pledgor, each Borrower Entity and ERISA Affiliate has operated each Employee Benefit Plan in compliance with its terms and with all applicable provisions and requirements of the Code, ERISA and all other Applicable Law and has performed all of its respective obligations under such plans.

(b) Each Qualified Plan has been determined by the Internal Revenue Service to be so qualified or is in the process of being submitted to the Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Qualified Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

(c) There exists no Unfunded Pension Liabilities with respect to Employee Benefit Plans in the aggregate, taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities.

(d) There are no Adverse Proceedings pending against or involving an Employee Benefit Plan (other than routine claims for benefits) or, to the Pledgor’s Knowledge, any Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e) No ERISA Event has occurred or is reasonably expected to occur.

(f) Except to the extent required under Section 4980B of the Code or comparable state law, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Obligor or ERISA Affiliate.

(g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (or the exercise by DOE of its rights under this Agreement) will not involve any non-exempt transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

(h) (i) The assets of the Pledgor do not and will not constitute (A) “plan assets” within the meaning of Section 3(42) of ERISA and the United States Department of Labor Regulations set forth in 29 C.F.R. 2510.3-101, or (B) the assets of any Similar Law Plan and (ii) transactions by or with the Pledgor are not and will not be subject to state statutes applicable to the Pledgor regulating investments of fiduciaries with respect to any Similar Law Plan.

(i) Neither any Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Benefit Plan subject to Section 4064(a) of ERISA to which it made contributions.

(j) Neither any Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.16 Margin Regulations. None of the Pledged Collateral constitutes margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221). Margin stock does not constitute more than five percent of the value of the assets of the Pledgor and the Pledgor does not have any present intention that margin stock will constitute more than five percent of the value of such assets. As used in this Section 3.16, the term margin stock shall have the meaning assigned to it in said Regulation U.

Section 3.17 Corrupt Practices Law. The Pledgor is in compliance with the FCPA. The Pledgor has not made, offered or promised to make, provided or paid any unlawful contributions, entertainment or anything of value to any local or foreign official, foreign political party or party official or any candidate for foreign political office, (i) in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions, (ii) to secure an improper advantage, or (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Pledgor or any of its Affiliates or to any other Person, in violation of the FCPA or other applicable anti-bribery law.

Section 3.18 OFAC and Anti-Money Laundering Laws.

(a) Neither the Pledgor nor any Affiliate of the Pledgor is a Prohibited Person and the Pledgor is in compliance with all applicable Sanctions.

(b) None of the Pledgor’s respective members, directors or officers is a Prohibited Person.

(c) None of the Pledged Collateral is traded or used, directly or, to the Pledgor’s Knowledge, indirectly by a Prohibited Person or is located or organized in a Prohibited Jurisdiction.

(d) The Pledgor is in compliance with all applicable requirements of anti-money laundering laws in the United States and any other jurisdiction applicable to it, including as required under the Anti-Money Laundering Laws.

ARTICLE IV

COVENANTS

Until the Release Date, the Pledgor covenants and agrees as follows, unless otherwise consented to by DOE:

Section 4.01 Additional Equity Interests. The Pledgor shall (i) cause the Borrower not to issue any other Equity Interests or other securities in addition to or in substitution for the Pledged Equity Interests, except to the Pledgor; (ii) upon its acquisition thereof, pledge hereunder in accordance with Article II (Pledge) any and all Pledged Collateral required to be pledged hereunder; and (iii) promptly deliver to the Collateral Agent and DOE all written notices received by it with respect to the Pledged Collateral.

Section 4.02 No Transfer. The Pledgor shall not sell, assign, transfer, convey, or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

Section 4.03 No Liens. The Pledgor shall not create, incur, assume, or suffer to exist any Lien on the Pledged Collateral except for the Lien created by this Agreement and the Permitted Liens listed under clauses (b), (m) and (n) of the definition of Permitted Liens.

Section 4.04 No Change in Name, Etc. The Pledgor shall not (i) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with the Liens created by this Agreement would become misleading or (ii) change its jurisdiction of organization or the location of its chief executive office or principal place of business from that referred to in Section 3.04 (Organization, etc.), in each case, without providing the Collateral Agent and DOE with 60 days’ prior notice.

Section 4.05 Preservation and Maintenance. The Pledgor shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation. The Pledgor will not (i) merge or consolidate with or into any Person or liquidate, dissolve, wind up or otherwise dispose, convey or transfer all or substantially all of its assets, whether in one transaction or a series of related transactions, (ii) divide into two or more Persons pursuant to a “plan of division” or similar method, or (iii) create, or reorganize into, one or more series, in each case, as contemplated under any Applicable Law.

Section 4.06 Governmental Consent. To the extent permitted by Applicable Law, the Pledgor shall obtain the consent of any Governmental Authority and each other Person which may be required in connection with the enforcement of this Agreement and any transfer of the Pledged Collateral contemplated hereby, and will cooperate fully with the Collateral Agent in effecting any such transfer or in connection with the Collateral Agent’s exercise of the rights and remedies granted to the Collateral Agent for the benefit of the Secured Parties pursuant hereto or pursuant to any Financing Document.

Section 4.07 Maintenance of Perfected Security Interest; Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute, file and deliver all financing statements, continuation statements, termination statements and other instruments and documents, and take all further actions as are necessary or reasonably desirable, or that DOE may request, in order to perfect, protect and maintain the security interests granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies pursuant to the terms hereof with respect to any Pledged Collateral. The Pledgor warrants and will defend, at the Pledgor’s expense, the Collateral Agent’s right, title, special property, and security interest in and to the Pledged Collateral against the claims of any Person. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Collateral under this Section 4.07 (Maintenance of Perfected Security Interest; Further Assurances).

Section 4.08 No Amendments. The Pledgor shall not (i) amend, terminate, cancel or otherwise modify the Borrower Organizational Documents or (ii) waive any default under or breach of, or release any right, interest or entitlement arising under, any provision of the Borrower Organizational Documents, in each case, which would cause the Pledged Equity Interests no longer to constitute “certificated securities” or otherwise adversely affect the priority or perfection of the security interests of the Collateral Agent in the Pledged Collateral or any rights of the Collateral Agent hereunder.

Section 4.09 Pledgor’s Activities. Pledgor shall not enter into any business, operations or activities other than (i) holding all of the Equity Interests of the Borrower, (ii) the performance of its obligations in connection with the Financing Documents, (iii) activities incidental to the consummation of the transactions contemplated therein, (iv) activities incidental to the maintenance and continuance of each of the foregoing and (v) its current and existing business, operations or activities, including holding Equity Interests of entities other than the Borrower and conducting businesses related to the dismantling and shredding of lithium-ion batteries and the commercialization of the products and by-products resulting therefrom and the production and commercialization of Black Mass and Products. Pledgor shall not own or acquire any assets (other than Equity Interests of the Borrower, cash, Cash Equivalents and any other assets necessary for the activities described in items (i) to (v) above) or incur any liabilities (other than liabilities under the Financing Documents, other liabilities expressly permitted to be incurred by it by the terms hereof, liabilities imposed by law (including tax liabilities) and other liabilities incidental to its existence and business and activities permitted by this Agreement and described in items (i) to (v) above).

Section 4.10 ERISA. The Pledgor shall (and shall cause its ERISA Affiliates to): (i) maintain all Employee Benefit Plans that are presently in existence or may, from time to time, come into existence, in compliance with terms of any such Employee Benefit Plan, ERISA, the Code and all other Applicable Laws, and (ii) make or cause to be made contributions to all Employee Benefit Plans in a timely manner and, with respect to Pension Plans and Multiemployer Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code.

Section 4.11 Prohibited Persons.

(a) If any Principal Person of the Pledgor becomes (whether through a transfer or otherwise) a Prohibited Person, the Pledgor shall remove, solely to the extent permitted by applicable Sanctions or otherwise authorized by OFAC, or replace such Principal Person with a Person or entity that is not a Prohibited Person within 30 days from the date that the Pledgor knew or should have known that such Principal Person became a Prohibited Person.

(b) If any Obligor (other than the Pledgor) or any Major Project Participant or any of their respective Principal Persons becomes (whether through a transfer or otherwise) a Prohibited Person, within 30 days of the Pledgor obtaining actual knowledge that such Person has become a Prohibited Person, the Pledgor shall engage and continue to engage in good faith discussions with DOE regarding the removal, replacement or termination of such Person or, if such removal, replacement or termination is not reasonably feasible, the implementation of other mitigation measures.

(c) The internal management and accounting practices and controls of the Pledgor shall at all times be adequate to promote and achieve the Pledgor’s and, with respect to its activities related to the Borrower Entities, each Principal Person’s compliance with applicable International Compliance Directives.

Section 4.12 International Compliance Directives.

(a) The Pledgor shall comply with all International Compliance Directives.

(b) If any Principal Person of the Pledgor fails to comply with any International Compliance Directive, the Pledgor shall remove or replace such Principal Person with a Person or entity reasonably acceptable to DOE within 30 days from the date that the Pledgor knew or should have known of such violation; provided, that, in the case where a Principal Person fails to comply with any International Compliance Directive, such removal or replacement by the Pledgor pursuant to this Section 4.12(b) shall only occur to the extent permitted by applicable Sanctions or otherwise authorized by OFAC.

(c) If any Obligor (other than the Pledgor) or any Major Project Participant or any of their respective Principal Persons fails to comply with any applicable International Compliance Directive, the Pledgor shall, within 30 days of the Pledgor obtaining actual knowledge that such Person has so failed to comply, engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures.

ARTICLE V

DISTRIBUTIONS, VOTING RIGHTS, ETC.

Section 5.01 Distributions and Voting Rights Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to (i) receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all cash and other distributions paid in respect of the Pledged Equity Interests to the extent such payments were permitted by the Financing Documents, and (ii) exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, or any other Financing Document; provided, however, that the Pledgor shall not (A) exercise or refrain from exercising any such right if such action would result in any violation of any provision of any of the Financing Documents, or (B) vote to enable or take any other action to amend or terminate, or waive any provision of, any certificate of incorporation, by-laws or other Borrower Organizational Documents in any way that adversely changes the rights of the Pledgor with respect to any Pledged Collateral or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest except in connection with a transaction expressly permitted under this Agreement or the other Financing Documents.

Section 5.02 Distributions and Voting Rights After an Event of Default. (a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may provide the Pledgor with notice prohibiting the Pledgor from exercising the rights and powers of a holder of the Pledged Equity Interests, at which time (and, if applicable, until such time that such Event of Default has been cured or waived in accordance with the applicable Financing Documents) all such rights and powers of the Pledgor shall cease immediately, and the Collateral Agent shall thereupon have the right, to the extent permitted by Applicable Law, to exercise any and all rights and powers, including voting rights, and enforce any and all remedies available to the Secured Parties related to the Pledged Collateral, including foreclosure thereof, in accordance with instructions from DOE delivered pursuant to Section 10.02 (Remedies; Waivers) of the Loan Agreement, all without liability except to account for property actually received by it or any loss resulting from its gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order; provided that the Collateral Agent shall have no duty to the Pledgor to exercise any such right or power and shall not be responsible for any failure to do so or delay in so doing.

(b) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all distributions which it may be entitled to receive hereunder, (i) the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent or DOE may from time to time reasonably request, at the sole cost of the Pledgor and in form and substance satisfactory to the Collateral Agent and DOE and (ii) without limiting the effect of clause (i) above, the Pledgor grants to the Collateral Agent an irrevocable proxy to vote the Pledged Equity Interests and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity Interests would be entitled (including giving or withholding written consents of members or other holders of Equity Interests, calling special meetings of members or other holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity Interest on the record books of the Borrower) by any other Person (including the Borrower or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall terminate only at such time as such Event of Default is cured or waived in accordance with the Financing Documents.

ARTICLE VI

REMEDIES

Section 6.01 Remedies Upon an Event of Default. Subject to the terms of the Loan Agreement and the Accounts Agreement:

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, without notice to the Pledgor, exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Financing Document, all rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Pledged Collateral may be asserted, including the right, to the maximum extent permitted by Applicable Law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Collateral Agent were the sole and absolute owner of the Pledged Collateral (and the Pledgor agrees to take all such actions as may be necessary to give effect to such right). Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may upon the occurrence and during the continuance of an Event of Default and with ten Business Days’ prior notice to the Pledgor of the time and place, with respect to all or any part of the Pledged Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of their respective agents, sell, lease, assign, give option or options to purchase, or otherwise dispose of all or any part of such Pledged Collateral (or contract to do any of the foregoing), at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(b) The proceeds of, and other realization upon, the Pledged Collateral by virtue of the exercise of remedies under this Section 6.01 shall be applied in accordance with Section 6.03 (Application of Proceeds).

Section 6.02 Private Sale. (a) The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Pledged Collateral at any private sale pursuant to Section 6.01 (Remedies Upon an Event of Default) conducted in a commercially reasonable manner. The Pledgor hereby waives all claims, damages and demands it may acquire against the Collateral Agent or

DOE arising out of the repossession, retention or sale of the Pledged Collateral, including, but not limited to, any claims arising by reason of the fact that the price at which the Pledged Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Note Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

(b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to distribution or resale. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent acting for the benefit of the Secured Parties than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that the use of a private sale to effect any such disposition shall not be deemed to be commercially unreasonable and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the respective issuer of such Pledged Collateral to register it for public sale. To the extent permitted by Applicable Law, the Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Applicable Law now existing or hereafter enacted. The Pledgor authorizes the Collateral Agent on behalf of the Secured Parties, at any time and from time to time, to execute, in connection with a disposition of any Pledged Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to such Pledged Collateral.

Section 6.03 Application of Proceeds. Except as otherwise expressly provided in this Agreement, all proceeds received by the Collateral Agent for the benefit of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be deposited in the Enforcement Account and applied as provided in Section 4.02(d) (Application of Collateral after an Event of Default) of the Accounts Agreement. As used in this Section 6.03, “proceeds” of Pledged Collateral shall include cash, securities and other property realized in respect of, and distributions in kind of, Pledged Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Pledgor or any issuer of, or account debtor other than the Pledgor on, any of the Pledged Collateral.

Section 6.04 Borrower Organizational Document.

(a) If an Event of Default has occurred and is continuing, the Collateral Agent may exercise any and all rights and remedies of the Pledgor under or in connection with the Borrower Organizational Documents or any Indebtedness owed to Pledgor, including any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Borrower Organizational Documents or any Indebtedness owed to Pledgor and all rights of the Pledgor to control the operations of the Borrower. In addition, the Collateral Agent may (but shall have no obligation to) cure any default by the Pledgor under the Borrower Organizational Documents. The Pledgor hereby irrevocably authorizes and instructs the Borrower to comply with any instruction of the Collateral Agent permitted under this Agreement concerning the Pledged Collateral or this Agreement.

(b) The Collateral Agent may (in accordance with the terms of the Accounts Agreement), (i) if an Event of Default has occurred and is continuing, notify the Borrower to make payment and performance due the Pledgor under the Borrower Organizational Documents or any Indebtedness owed to Pledgor to the Collateral Agent, (ii) if an Event of Default has occurred and is continuing, extend the time of payment and performance of, or compromise or settle for cash, credit or otherwise, and upon any terms and conditions, the obligations of the Pledgor under the Borrower Organizational Documents, (iii) file any claims, commence, maintain, settle or discontinue any actions, suits or other proceedings necessary or advisable for the purpose of collecting upon the Pledged Collateral or enforcing the Borrower Organizational Documents, and (iv) execute any instrument and do all other things deemed necessary and proper (in accordance with the terms of the Accounts Agreement) to protect and preserve and permit the Collateral Agent to realize upon the Pledged Collateral and the other rights contemplated thereby.

(c) If an Event of Default has occurred and is continuing, all payments made under or in connection with the Borrower Organizational Documents, the Pledged Equity Interests, or otherwise in respect of the Pledged Collateral and received by the Collateral Agent may, to the extent permitted by Applicable Law, be held by the Collateral Agent for the benefit of the Secured Parties as collateral for the Note Obligations, and then or as soon thereafter as is reasonably practicable, applied in whole or in part by the Collateral Agent in accordance with the Accounts Agreement.

(d) The Pledgor consents to the Collateral Agent’s exercise of its remedies hereunder, including, without limitation, those set forth in Section 5.02 (Distributions and Voting Rights After an Event of Default) and this Article VI wherein the Collateral Agent or its designee becomes the record, legal and beneficial owner of Pledged Collateral and a member of the Borrower.

ARTICLE VII

COLLATERAL AGENT’S RIGHTS AND NOTE OBLIGATIONS

Section 7.01 Collateral Agent’s Appointment as Attorney-in-Fact.

(a) Powers. The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the Pledgor’s name (and at the Pledgor’s sole cost and expense) (provided, that such appointment shall automatically terminate on the Release Date), to (x) at any time the Collateral Agent is entitled to perform the agreements of the Pledgor hereunder pursuant to Section 7.02 (Performance in Lieu of Pledgor), take any action permitted pursuant to Section 7.02 (Performance in Lieu of Pledgor), and (y) from time to time, so long as any Event of Default has occurred and is continuing, take any and all appropriate action and execute any and all documents and instruments that shall be necessary or that the Collateral Agent, DOE or the Secured Parties may deem necessary or advisable to carry out the terms of this Agreement, the Accounts Agreement and the Financing Documents, or accomplish the purposes hereof and thereof, including:

(i) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for any and all moneys and claims for moneys due and to become due under or in connection with the Pledged Collateral;

(ii) to elect remedies thereunder and to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, to pay, settle or compromise all bills and claims which may be or become Liens or security interests against any or all of the Pledged Collateral, or any part thereof, unless a bond or other security reasonably satisfactory to the Collateral Agent has been provided;

(iii) to vote, demand, receive and enforce the Pledgor’s rights with respect to the Pledged Collateral;

(iv) to give appropriate receipts, releases and satisfaction for and on behalf of and in the name of the Pledgor or, at the option of the Collateral Agent or DOE, in the name of the Collateral Agent for the benefit of the Secured Parties, with the same force and effect as the Pledgor could do if this Agreement had not been made; and

(v) to file any claims or take any action or institute any proceedings that the Collateral Agent acting in accordance with the Financing Documents or DOE may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise or to enforce compliance with the terms and conditions of this Agreement and upon foreclosure and to the extent provided herein or in any Financing Document, to do any and every act which the Pledgor may do on its behalf with respect to the Pledged Collateral or any part thereof; and

(vi) to do, at DOE’s or the Secured Parties’ direction and at the expense and for the account of the Pledgor, all acts and things which are necessary to protect or preserve the Pledged Collateral and to realize upon the Pledged Collateral in accordance with the provisions of the Security Documents.

Notwithstanding the foregoing, the Collateral Agent shall not be obligated to the Pledgor to exercise any right or duty as attorney-in-fact and shall have no duties to the Pledgor in connection therewith.

Section 7.02 Performance in Lieu of Pledgor. If the Pledgor fails to perform (a) any agreement contained herein and such failure constitutes an Event of Default under the Loan Agreement or (b) any agreement contained in Section 4.04 (No Change in Name, Etc.), Section 4.05 (Preservation and Maintenance) and Section 4.07 (Maintenance of Perfected Security Interest; Further Assurances) and such failure constitutes a Default, the Collateral Agent may, as directed by DOE, perform, or cause the performance of, such agreement in accordance with this Agreement. The expenses of the Collateral Agent incurred in connection with causing the performance of such agreement shall be payable by the Pledgor in accordance with Section 5.08 (Fees and Expenses of Collateral Agent) of the Accounts Agreement.

Section 7.03 The Collateral Agent’s Duties.

(a) The Collateral Agent shall not have any duties or responsibilities under this Agreement except those expressly set out in this Agreement and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. Notwithstanding anything to the contrary contained herein or in any other Financing Document, the Collateral Agent shall not be required to take any action that is contrary to any Applicable Law or any Financing Document to which it is a party.

(b) The Collateral Agent shall hold the Pledged Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Agreement and the other Financing Documents to which the Collateral Agent is a party. The Collateral Agent shall administer the Pledged Collateral in the manner contemplated by the Security Documents and the other Financing Documents to which it is a party. The Collateral Agent shall exercise such rights and remedies with respect to the Pledged Collateral as are granted to it under the Security Documents, the other Financing Documents and Applicable Law and as shall be directed by DOE. Further, the Collateral Agent shall take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Pledged Collateral so as to enable the United States of America to achieve maximum recovery upon default by the Borrower on the Advances. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords to similar collateral. None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Agent in its individual capacity to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

Section 7.04 Authority of the Collateral Agent. The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment, or other right or remedy provided for hereunder or resulting or arising out of this Agreement shall be governed by the provisions contained in this Agreement, the Accounts Agreement and the other Financing Documents.

Section 7.05 Collateral Agent Rights and Immunities. Notwithstanding anything to the contrary in this Agreement, in acting under this Agreement, the Collateral Agent shall have all of the rights, privileges, protections, immunities and benefits granted to the Collateral Agent under the Accounts Agreement (in addition to those granted to it under this Agreement and any other Financing Document). Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, unless so instructed by DOE, the Collateral Agent shall have no obligation to exercise any discretionary acts hereunder, and any provisions of this Agreement that authorize or permit the Collateral Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Collateral Agent receiving direction from DOE to take such action or to exercise such rights pursuant to the Accounts Agreement.

Section 7.06 Know Your Customer Information. The Pledgor shall provide the Collateral Agent any information reasonably requested in accordance with the Accounts Agreement by the Collateral Agent under or in connection with International Compliance Directives and Anti-Money Laundering Laws.

Section 7.07 Limitation on Duties Regarding Preservation of Pledged Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent or DOE, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or any other person or, except as otherwise provided in this Agreement, to take any other action whatsoever with regard to the security collateral or any part thereof, except for gross negligence or willful misconduct.

Section 7.08 Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement with respect to the Pledged Collateral are powers coupled with an interest and will neither be affected by the bankruptcy of the Pledgor or any other Person nor by the lapse of time are irrevocable until payment in full of the Loan and any other Note Obligations then due and owing.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments in Writing; No Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collateral Agent.

Section 8.02 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances under the Financing Documents.

Section 8.03 Notices. All notices, requests and demands to or upon the Pledgor shall be effected in the manner provided for in Section 12.04 (Notices) of the Loan Agreement; provided that, subject to Section 8.14(f), any such notice, request or demand to or upon the Pledgor shall be addressed to the Pledgor c/o Li-Cycle U.S. Inc. at 55 McLaughlin Road, Rochester, New York 14615. All notices, requests and demands to or upon the Collateral Agent shall be effected in the manner provided for in Section 6.03 (Notices) of the Accounts Agreement.

Section 8.04 No Waiver; Cumulative Remedies. No delay, indulgence, omission or other act of the Collateral Agent shall be deemed to be a waiver of any right or remedy of the Collateral Agent under this Agreement or any other Financing Document nor shall the Collateral Agent by any such act be deemed to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions of this Agreement. No waiver of any single right, power, privilege or remedy, or of any breach or default shall be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. All rights, powers, privileges and remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to any of the Collateral Agent or the other Secured Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that any of the Collateral Agent or the other Secured Parties may otherwise have.

Section 8.05 Successors and Assigns. This Agreement shall be binding upon the Pledgor and its successors and assigns and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. The Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior consent of the Collateral Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Note Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the holders of such Note Obligations, under this Agreement.

Section 8.06 Counterparts; Electronic Signatures.

(a) This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. A signed copy of this Agreement delivered by portable document format, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(b) Documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other related documents and all matters and agreements related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with Applicable Laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Collateral Agent acts on any Executed Documentation sent by electronic transmission, the Collateral Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Collateral Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Collateral Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 8.07 Severability. The holding by any court of competent jurisdiction that any remedy pursued by the Collateral Agent or any other Secured Party hereunder is unavailable or unenforceable shall not affect in any way the ability of the Collateral Agent or any other Secured Party to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

Section 8.08 Limitation on Liability. No claim shall be made by the Pledgor or any of its Affiliates against any Secured Party or any of its Affiliates, directors, employees, attorneys or agents for any special, indirect, incidental, punitive or consequential losses or damages of any kind whatsoever (whether or not the claim therefor is based on contract, tort or duty imposed by law), including, but not limited to any loss of profit, in connection with, arising out of or in any way related to the transactions contemplated by this Agreement, any Financing Documents or any act or omission or event occurring in connection therewith; and the Pledgor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.09 Further Assurances and Corrective Instruments. To the extent permitted by Applicable Law, the Pledgor shall, at its sole cost and expense, upon the request of the Collateral Agent, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period after such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in the Collateral Agent’s or DOE’s reasonable judgment to effectuate the intention, performance and provisions hereof. Without limiting the generality of the foregoing, if the 2022 amendments to the Uniform Commercial Code approved by the American Law Institute at its annual meeting in May 2022 and the Uniform Law Commission at its annual meeting in July 2022 (the “2022 UCC Amendments”) are adopted by New York State or any other state or other jurisdiction where Collateral is, or is deemed, located, the Pledgor, upon request of the Collateral Agent or DOE, shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such amendments or supplements hereto and take such further actions as may be necessary to ensure that a valid security interest in the type of assets covered by the 2022 UCC Amendments is created hereby and such security interest is duly perfected and with the priority contemplated hereby.

Section 8.10 Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency, bankruptcy, liquidation or other similar proceeding or otherwise pursuant to any Applicable Law, the liability of the Pledgor under this Agreement shall continue as if there had been no such discharge or arrangement. The Secured Parties shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

Section 8.11 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 8.12 Entire Agreement. This Agreement and the other Financing Documents constitute the entire agreement and understanding and supersede all prior agreements and understandings (both written or oral), between the parties hereto with respect to the subject matter hereof and thereof.

Section 8.13 Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK. THE LAWS OF THE STATE OF NEW YORK ARE APPLICABLE TO ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO CERTAIN RIGHTS IN RESPECT OF SECURITIES HELD WITH AN INTERMEDIARY, CONCLUDED ON JULY 5, 2006.

(b) EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PLEDGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.

Section 8.14 Submission to Jurisdiction, Etc. By execution and delivery of this Agreement, the Pledgor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America in and for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address specified in Section 8.03 (Notices) or at such other address of which the Collateral Agent shall have been notified pursuant thereto or to the address of any process agent appointed by the Pledgor hereunder;

(d) agrees that nothing herein shall (i) affect the right of any Secured Party to effect service of process in any other manner permitted by law or (ii) limit the right of the Collateral Agent or any other Secured Party to commence proceedings against or otherwise sue the Pledgor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws;

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Pledgor’s obligation; and

(f) (i) designates and appoints C T Corporation System (the “Process Agent”) with an office on the date hereof at 28 Liberty Street, New York, NY 10005, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Agreement, (ii) if for any reason the Process Agent shall cease to act as such, the Pledgor agrees to designate a new agent in New York City on the terms and for the purposes of this Section 8.14(f) reasonably satisfactory to DOE, (iii) agrees that such service which may be made by mailing or delivering a copy of such process to the Pledgor in care of the Process Agent at the Process Agent’s above address and (iv) authorizes and directs the Process Agent to accept such service on its behalf.

Section 8.15 No Partnership; Etc. The Secured Parties and the Pledgor intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and the Pledgor or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Pledgor or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the Pledged Collateral and to perform all obligations under the agreements and contracts relating to the Pledged Collateral shall be the sole responsibility of the Pledgor.

Section 8.16 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the Secured Parties, the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

Section 8.17 Independence of Covenants. All covenants under this Agreement and the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 8.18 Expenses. The Pledgor agrees to pay or to reimburse the Collateral Agent for all costs and expenses (including attorney’s fees and expenses) that may be incurred by the Collateral Agent in accordance with this Agreement in any effort to enforce any of the obligations of the Pledgor in respect of the Pledged Collateral or in connection with (i) the preservation of the Liens on, or the rights of the Secured Parties to, the Pledged Collateral pursuant to this Agreement or (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Pledged Collateral, including all such costs and expenses (and attorney’s fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

The provisions of this Section 8.18 shall survive foreclosure under this Agreement and satisfaction or discharge of the Note Obligations.

Section 8.19 Rights and Immunities of DOE. DOE will be entitled to all of the rights, protections, immunities and indemnities set forth in the Loan Agreement with respect to DOE acting as representative of the Secured Parties, in each case as if specifically set forth herein. In no event will DOE or any other Secured Party be liable for any act or omission on the part of the Pledgor or the Collateral Agent hereunder.

Section 8.20 No Other Obligations. Except as may be otherwise provided in another Financing Document, the Pledgor shall not be obligated or liable for any of the Note Obligations except to the extent of the Pledged Collateral hereunder. The provision of this Section 8.20 shall not, however, constitute a waiver of the right of the Secured Parties to enforce the liability and obligation of the Pledgor, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by the Secured Parties (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following: (i) fraud or intentional misrepresentation made by the Pledgor in connection with the Pledge Agreement; (ii) the gross negligence or willful misconduct of the Pledgor; and (iii) any costs or expenses the Pledgor agrees to pay or to reimburse to the Collateral Agent under Section 8.18 (Expenses).

(Signatures Follow on Next Page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LI-CYCLE AMERICAS CORP.
as Pledgor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

CITIBANK, N.A., acting through its Agency and Trust Division, not in its individual capacity but solely as Collateral Agent

By:	/s/ Marion Zinowski
Name: Marion Zinowski
Title: Senior Trust Officer